Exhibit (b)(7)

FIRST AMENDING AGREEMENT

dated 19 February 2007

between

SONAECOM, SGPS, S.A. (the "Company")

And

SONAECOM B.V. ("Bidco")

with

BANCO SANTANDER TOTTA, S.A., LONDON BRANCH, BANCA IMI S.p.A., BNP

PARIBAS AND SOCIÉTÉ GÉNÉRALE (as "Arrangers" and "Bookrunners")

And

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., CAIXA D'ESTALVIS I PENSIONS DE BARCELONA, CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID and WESTLB AG, LONDON BRANCH (as "Arrangers")

with

BANCO SANTANDER TOTTA, S.A., LONDON BRANCH (as "Agent")

TOTTA IRELAND, PLC (as "Security Agent")

And

BANCO SANTANDER DE NEGÓCIOS PORTUGAL, S.A. (as "Financial Intermediary")

Baker & McKenzie LLP

London

Ref: CEM/NS 39110503-000005

Exhibit (b)(7)

THIS AMENDING AGREEMENT is made on 19 February 2007

BETWEEN

(1)	SONAECOM, SGPS, S.A. (the "Company");
(2)	SONAECOM B.V. ("Bidco");
(3)

BANCO SANTANDER TOTTA, S.A., LONDON BRANCH, BANCA IMI S.p.A., BNP PARIBAS, SOCIÉTÉ GÉNÉRALE, BANCO BILBAO VIZCAYA ARGENTARIA, S.A., CAIXA D'ESTALVIS I PENSIONS DE BARCELONA, CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID and WESTLB AG, LONDON BRANCH as mandated lead arrangers (whether acting individually or together, the "Mandated Lead Arrangers");

(4)	BANCO SANTANDER TOTTA, S.A., LONDON BRANCH, BANCA IMI S.p.A., BNP PARIBAS, SOCIÉTÉ GÉNÉRALE as bookrunners (whether acting individually or together, the "Bookrunners");
(5)

BANCO SANTANDER TOTTA, S.A., LONDON BRANCH, BANCA IMI S.p.A., BNP PARIBAS, SOCIÉTÉ GÉNÉRALE, BANCO BILBAO VIZCAYA ARGENTARIA, S.A., CAIXA D'ESTALVIS I PENSIONS DE BARCELONA, CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID and WESTLB AG, LONDON BRANCH as lenders (whether acting individually or together, the "Lenders");

(6)	BANCO SANTANDER TOTTA, S.A., LONDON BRANCH as agent for the Finance Parties (the "Agent");
(7)	TOTTA IRELAND, PLC as security agent for the Finance Parties (the "Security Agent"); and
(8)	BANCO SANTANDER DE NEGÓCIOS PORTUGAL, S.A. as financial intermediary for settlement of the PT Offer and the PTM Offer (the "Financial Intermediary").

WHEREAS

(A)

Pursuant to the terms of a common terms agreement dated 12 January 2007 (the "Common Terms Agreement") made between, amongst others, the Company, Bidco, the Arrangers, the Bookrunners and the banks and other financial institutions named therein as lenders (as defined in the Common Terms Agreement, the "Lenders") and the Facility Agreements the Lenders agreed to make available to the Company and Bidco certain facilities on and subject to the terms and conditions set out therein.

(B)

The Company and Bidco have requested the Lenders to consent to the amendment of the Common Terms Agreement and the Cash Confirmation Facility Agreement and the Lenders have agreed to that request on the condition (inter alia) that the Company and Bidco enter into this amending agreement (the "Amending Agreement").

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	Interpretation

Unless the context otherwise requires, terms defined in or construed for the purposes of the Common Terms Agreement shall have the same meanings when used in this Amending

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Agreement. Clause headings shall be ignored in construing this Amending Agreement. In addition:

"Effective Date" means the date of this Amending Agreement; and

"Increased Offer Price" means the revised price of €10.50 per PT Share payable pursuant to the PT Offer as notified by the Company and Bidco to the CMVM on or prior to the date of this Amending Agreement.

1.2	Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Amending Agreement and no person not party to this Amending Agreement shall have or acquire any right to enforce any term of it pursuant to that Act. This Clause shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Amending Agreement which is inconsistent with it.

2.	EFFECTIVE DATE
2.1	Effective Date
(a)	With effect on and from the Effective Date, the Common Terms Agreement shall be amended as set out in Clause 3.1.
(b)	With effect on and from the Effective Date, the Cash Confirmation Facility Agreement shall be amended as set out in Clause 3.2.
2.2	References

With effect from the Effective Date, every reference in each of the Common Terms Agreement and the Cash Confirmation Facility Agreement shall be construed as a reference to each of the aforementioned documents as amended by this Amending Agreement and any reference to "this Agreement", "herein", "hereof" or words to the same effect, as the case may be, in each of the Common Terms Agreement and the Cash Confirmation Facility Agreement shall be deemed to be a reference to the Common Terms Agreement and the Cash Confirmation Facility Agreement as amended by this Amending Agreement.

3.	AMENDMENT
3.1	Amendments to the Common Terms Agreement

The Common Terms Agreement is amended in the following manner:

(a)	clause 1.1 (Definitions) is amended by inserting in the appropriate alphabetical place a definition of "Offeror Cash Deposit" as follows:

""Offeror Cash Deposit" means a cash confirmation deposit made by the Company and/or Bidco to be made available to the Financial Intermediary in an amount equal to any funds additional to the Total Cash Confirmation Facility A Commitments (as defined in the Cash Confirmation Facility Agreement) and the Shareholder's Funds Deposit required to meet the increase in the offer price payable by the Company and/or Bidco for the PT Shares the subject of the PT Offer as notified by the Company and Bidco to the CMVM on 15 February 2007.";

(b)	the definition of "Share Capital Increase" is deleted and replaced by the following:

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""Share Capital Increase" means a capital increase effected by the shareholders of the Company through the issue of securities of whatever nature, including, without limitation, ordinary shares, mandatorily convertible securities, Type B Shares and/or non-voting shares of the Company for consideration in cash for a paid-up or debt subscription amount (such amount including both the nominal value of any new shares to be issued and premium) equal to the higher of:

(a)	€1,500,000,000; and
(b)	the amount produced by the formula below:

€2,024,669,617 multiplied by x

where:

"x" = y/z but provided that "x" is less than or equal to 1

"y" = the aggregate of:

(A)	the PT Offer Settlement Amount; plus
(B)	the PTM Offer Settlement Amount; plus
(C)	the Acquisition Costs (provided such costs are financed by a drawing under the Facilities); plus
(D)	the Remaining Acquisition Facilities Commitment Limit.

"z" = the aggregate of:

(A)	€12,024,669,617; plus
(B)	the maximum principal amount advanced under Back-up Facility A that is refinanced with amounts drawn under the PT Facility.";
(c)	the definition of "Total Cash Confirmation Facility Commitments" is amended by replacing "11,027,104,774" with "€11,620,000,000";
(d)	paragraph (b) of clause 7.5 (Mandatory prepayment from Net Share Capital Increase Proceeds) shall be deleted and replaced with the following:
"(b)	The Company shall ensure that any Net Share Capital Increase Proceeds other than:
(i)	any Net Share Capital Increase Proceeds permitted to be applied in accordance with Clause 19.19 (Restricted payments); and
(ii)	any Net Share Capital Increase Proceeds in excess of the amount calculated pursuant to the formula in paragraph (b) of the definition of Share Capital Increase,

are paid into the Prepayment Account in accordance with Clause 7.7 (Prepayment Account) for application in accordance with Clause 7.8 (Application of Proceeds).";

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(e)	clause 19.10(a) (The PT Offer) is amended by deleting "€9.50" and replacing it with "€10.50";
(f)	paragraph (xiii) of clause 19.17 (Loans or credit) is amended by inserting "and the Offeror Cash Deposit" after "the Shareholder's Funds Deposit";
(g)	paragraph (b)(iv) of clause 19.19 (Restricted payments) is deleted and replaced as follows:
"(iv)

any repayment of such portion of any loan from a direct or indirect shareholder of the Company and Bidco financing the Shareholder's Funds Deposit and that portion of the Offeror Cash Deposit actually utilised to purchase PT Shares and applied in settlement of the PT Offer or the PTM Offer on the relevant Settlement Date and interest accrued on each such portion up to an amount not exceeding the lesser of:

(A)

the amount of such loans and/or interest actually incurred or accrued on the Shareholder's Funds Deposit and the Offeror Cash Deposit (such interest not to exceed, in aggregate, an amount equal to a rate of 10 per cent. per annum on a principal amount of €750,000,000); and

(B)	the aggregate of the Net Share Capital Increase Proceeds,

provided that such loans and/or interest are repaid immediately on the receipt of funds from the earlier of (i) any Indirect Equity Subscription or (ii) the Share Capital Increase,";

(h)	clause 19.19 (Restricted payments) is amended by inserting the following new paragraph (b)(v):
"(v)

any repayment of the Offeror Cash Deposit within 3 Business Days of the PT Settlement Date in an amount equal to the aggregate of that portion of the Offeror Cash Deposit which is in excess of the amount actually required to finance the offer price payable under the PT Offer for the PT Shares on the PT Settlement Date provided that such amount shall be applied in part or full repayment of the loan financing the Offeror Cash Deposit on the PT Settlement Date or within 3 Business Days after the PT Settlement Date."; and

(i)	paragraph (xvi) of clause 19.20 (Financial Indebtedness) is amended by inserting "or the Offeror Cash Deposit" after the words "the Shareholder's Funds Deposit".
3.2	Amendments to the Cash Confirmation Facility Agreement

The Cash Confirmation Facility Agreement is amended in the following manner:

(a)	the definition of "Total Cash Confirmation Facility A Commitments" is amended by deleting "€9,866,866,009" and replacing it with "€10,459,761,234";
(b)	Part I of Schedule 1 (Original Cash Confirmation Facility Lenders) shall be deleted and replaced with the following:

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Part I

PT Offer

Name of Original Cash Confirmation Facility A Lender	Cash Confirmation Facility A Commitment
Banco Santander Totta, S.A., London Branch	€3,137,928,370
Banca IMI S.p.A.	€1,275,416,047
BNP Paribas	€1,275,416,047
Société Générale	€1,275,416,047
Banco Bilbao Vizcaya Argentaria, S.A.	€964,997,327
Caixa d’Estalvis i Pensions de Barcelona	€964,997,327
Caja de Ahorros y Monte de Piedad de Madrid	€964,997,327
WestLB AG, London Branch	€600,592,742
Total	€10,459,761,234

3.3	Continuance in Force
(a)

With effect on and from the Effective Date each of the Common Terms Agreement and the Cash Confirmation Facility Agreement shall be read and construed together with this Amending Agreement and each such document together with a copy of this letter shall together be deemed to constitute one and the same instrument.

(b)

Except where inconsistent with this Amending Agreement, each of the Common Terms Agreement and the Cash Confirmation Facility Agreement shall continue in full force and effect and nothing contained in this Amending Agreement shall prejudice any of the rights of the Finance Parties under the Common Terms Agreement or the Cash Confirmation Facility Agreement nor shall be deemed to be a waiver of any breach or potential breach by either the Company and/or Bidco under such documents.

4.	CONDITIONS SUBSEQUENT

The Company shall procure that the following documents are delivered to the Agent no later than the date which is 14 days after the Effective Date:

(a)	A certificate of an authorised signatory of each of the Company and Bidco confirming that:
(i)	there have been no changes made to the form of its constitutional documents previously delivered to the Agent and that such constitutional documents remain in full force and effect; and
(ii)	each copy document relating to it specified in paragraph 4(b) is correct, complete and in full force and effect as at the date no later than the date of the ratifying resolution.

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(b)	A copy of a resolution of the board of directors or equivalent body or person of the Company and/or Bidco:
(i)

ratifying the terms of, and the transactions contemplated by, this Amending Agreement and ratifying the execution of this Amending Agreement by the person that signed on behalf of the Company and/or Bidco; and

(ii)	authorising a specified person or person, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Amending Agreement.
(c)	An executed copy of the undertaking to pay delivered by the Company to the CMVM confirming the Increased Offer Price.
(d)	An executed copy of the Investor Equity Commitment Letter dated on or about the date of this Amending Agreement.

5.	EXPENSES AND MISCELLANEOUS
5.1	Expenses

Whether or not the Effective Date occurs, the Company and Bidco shall pay to or reimburse the Agent for its costs and expenses (including legal fees) reasonably incurred by it in connection with this Amending Agreement in accordance with clause 14.2 (Amendment costs and expenses) of the Common Terms Agreement.

5.2	Counterparts

This Amending Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.	GOVERNING LAW

This Amending Agreement is governed by English law.

7.	ENFORCEMENT
7.1	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Amending Agreement (including a dispute regarding the existence, validity or termination of this Amending Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle the Disputes and accordingly, no Party will argue to the contrary.
(c)

This clause 7 (Enforcement) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of other jurisdictions.

7.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, the Company and Bidco:

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(i)

irrevocably appoint Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England as its agent for service of process in relation to any proceedings before the English courts in connection with this Amending Agreement; and

(ii)	agrees that failure by a process agent to notify the Company or Bidco of the process will not invalidate the proceedings concerned.
(b)

If any person appointed as an agent for service of process for the Company or Bidco is unable for any reason to act as agent for service of process, the Company (for itself or on behalf of Bidco) must immediately (and in any event within 15 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for service of process for this purpose.

(c)

All documents served on any or all of the Company or Bidco in relation to any proceedings before the English courts in connection with this Amending Agreement shall be addressed to the attention of the "Head of the Dispute Resolution Department" at Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England.

This Amending Agreement has been entered into on the date stated at the beginning of this Amending Agreement.

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EXECUTION

The Company

SIGNED for and on behalf of	)
SONAECOM, SGPS, S.A.	)
by	)

Bidco

SIGNED for and on behalf of	)
SONAECOM B.V.	)
by:	)

The Bookrunners, Mandated Lead Arrangers and the Lenders

Banco Santander Totta, S.A., London Branch as Bookrunner, Mandated Lead Arranger and Lender

By:

Banca IMI S.p.A.as Bookrunner, Mandated Lead Arranger and Lender

By:

BNP Paribas as Bookrunner, Mandated Lead Arranger and Lender

By:

Société Générale as Bookrunner, Mandated Lead Arranger and Lender

By:

Banco Bilbao Vizcaya Argentaria, S.A. as Mandated Lead Arranger and Lender

By:

Caixa d'Estalvis i Pensions de Barcelona as Mandated Lead Arranger and Lender

By:

Caja de Ahorros y Monte de Piedad de Madrid as Mandated Lead Arranger and Lender

By:

WestLB AG, London Branch as Mandated Lead Arranger and Lender

By:

Agent

Banco Santander Totta, S.A., London Branch

By:

Security Agent

Totta Ireland, PLC

By:

Financial Intermediary

Banco Santander de Negócios Portugal, S.A.

By: